SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 1, 2001

Date of Report

EMERGENCY FILTRATION PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-27421	87-0561647

(Commission file number)	(IRS Employer Identification No.)

4335 South Industrial Road, Suite 440 Las Vegas, Nevada 89103

(Address of principal executive offices)

(702)798-4541

Registrant’s telephone number, including area code

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

         The Company entered into a payment plan with Bruce E. Batchelor, a shareholder and former officer of the Company, for unpaid wages and reimbursement for expenses. The Company agreed to pay the principal sum of $146,500 in monthly installments of $1,800 or more in July, 2000. The Company has not paid the monthly payments in a timely manner and was in default according to the terms of the agreement. On September 30, 2001, the Company executed a settlement agreement and mutual release in which Batchelor accepted 235,000 shares of the common stock of the Company as payment in full.

         On February 23, 2001, the Company entered into an agreement with Pacific Investors, Ltd., an unrelated investment firm, for financial advising and placement agent services. To date, the Company has paid Pacific Investors, Ltd. the sum of $20,000 as compensation for services in accordance with the terms of the agreement. On October 24, 2001, the Company executed a separate agreement in which the parties agreed to vacate the original agreement. As part of the terms of the new agreement, the Company agreed to issue to Pacific Investors, Ltd. 60,000 shares of the common stock of the Company as the remaining compensation due for consulting services.

         On October 30, 2001, the Company’s Board of Directors held a special meeting. At the meeting, the resignation of Michael J. Crnkovich from the Board of Directors was accepted.

         The Company has filed a Form S-8 Registration Statement dated November 1, 2001.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMERGENCY FILTRATION PRODUCTS, INC.

(Registrant)

By: /s/ Peter Clark

Peter Clark Corporate Secretary

Date: November 1, 2001